United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 29, 2013

Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 001-16427

Georgia	37-1490331
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)

(904) 438-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fidelity National Information Services, Inc. (“FIS”) was held on May 29, 2013. The results of matters submitted to a vote were as follows:

1. The stockholders elected all persons nominated as Class II directors to serve until the 2015 FIS annual meeting of stockholders, as set forth in the Company's Proxy Statement dated April 19, 2013, with the following vote results:

	Votes	Votes		Broker
Nominee	“For”	"Against"	Abstentions	Non-Votes
Stephan A. James	219,181,638	3,479,016	2,305,781	25,810,132
Frank R. Martire	215,139,750	6,558,850	3,267,835	25,810,132
Gary A. Norcross	213,147,079	9,518,220	2,301,136	25,810,132

1. The stockholders elected all persons nominated as Class III directors to serve until the 2014 FIS annual meeting of stockholders, as set forth in the Company's Proxy Statement dated April 19, 2013, with the following vote results:

	Votes	Votes		Broker
Nominee	“For”	"Against"	Abstentions	Non-Votes
James B. Stallings, Jr.	221,952,794	640,644	2,372,997	25,810,132

Directors whose term of office as a director continued after the meeting are as follows: David K. Hunt, Richard N. Massey, William P. Foley, II, Thomas M. Hagerty and Keith W. Hughes.

2. The stockholders voted upon and approved a nonbinding advisory proposal on executive compensation with 191,500,834 votes for, 30,378,666 votes against, 3,086,935 abstentions and 25,810,132 broker non-votes.

3. The stockholders voted upon and approved a proposal to amend and restate our FIS 2008 Omnibus Incentive Plan with 208,726,313 votes for, 13,603,461 votes against, 2,636,661 abstentions and 25,810,132 broker non-votes.

4. The stockholders voted upon and ratified the appointment of KPMG LLP as FIS's independent registered public accountants for 2013 with 248,045,503 votes for, 389,991 votes against, and 2,332,073 abstentions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.
Date: May 29, 2013	By:	/s/ Michael P. Oates
		Name:	Michael P. Oates
		Title:	Corporate Executive Vice President,
General Counsel and Corporate Secretary